Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Statement No. 333-260197 on Form S-8 of our report dated March 8, 2023, relating to the financial statements of Life Time Group Holdings, Inc. and the effectiveness of Life Time Group Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Life Time Group Holdings, Inc. for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
March 8, 2023